EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, being the Chief Executive Officer of Archstone-Smith Operating Trust, a Maryland real estate investment trust (the “Issuer”), hereby certifies that the Annual Report on Form 10-K (the “Annual Report”) of the Issuer for the year ended December 31, 2004, which accompanies this certification, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. §78m(a)) and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

By:	/s/ R. Scot Sellers
R. Scot Sellers
Chairman and Chief Executive Officer

Date: February 28, 2005